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                                                                    Exhibit 99.1

                                  NEWS RELEASE


BW ACCOUNT NUMBER:  1079001                    (MAINSOURCE FINANCIAL GROUP LOGO)
DATE: DECEMBER 16, 2003  4:00 P.M. E.S.T
CONTACT: JAMES L. SANER, SR., PRESIDENT AND CEO
         MAINSOURCE FINANCIAL GROUP  812-663-0157


             MAINSOURCE FINANCIAL GROUP AND PEOPLES FINANCIAL CORP.
                    ANNOUNCE SIGNING OF DEFINITIVE AGREEMENT


MainSource Financial Group, Inc., Greensburg, Indiana (NASDAQ: MSFG) - James L. Saner, Sr., President and Chief Executive Officer of MainSource Financial Group, Inc. today announced that MainSource Financial Group has executed a definitive agreement, which is expected to lead to the affiliation of Peoples Financial Corp. with MainSource.

Peoples Financial Corp., through its subsidiary Peoples Trust Company, is headquartered in Linton, Indiana and operates seven offices in Greene County, Indiana.

The agreement provides that Peoples Financial Corp. shareholders will receive $67.62 in cash or approximately 2.33 shares of MainSource Financial Group common stock, subject to any adjustments as set forth in the agreement, for each share of common stock of Peoples Financial Corp. The agreement also provides that at least 65% of the outstanding shares of Peoples' common stock will be converted into shares of MainSource's common stock. The transaction, which is expected to close in the second quarter of 2004, is subject to various regulatory approvals, and the approval of the shareholders of Peoples Financial Corp. MainSource Financial Group anticipates the deal to be slightly accretive to earnings within the first year.

Mr. Saner stated, "We are excited about the opportunity to integrate Peoples Financial Corp. into MainSource Financial Group. This transaction reaffirms our long-term strategic objectives of preserving community-banking values while positively impacting our competitive position throughout Indiana and Illinois. This acquisition will expand our company's presence in Indiana to 58 offices in 22 counties with consolidated assets over $1.5 billion. Our history of continued expansion over the last several years is a hallmark of MainSource Financial Group's dedication to offering convenience and exceptional service to those we serve."

Mr. Saner continued, " We are mindful of the hesitation that customers sometimes feel during an acquisition, which is why it is the intent of MainSource to leave Peoples Trust Company as a separate subsidiary for the immediate future. Larry Carr has been President and CEO for the past four years and he will continue to serve in that capacity going forward. I am very excited about adding Peoples Trust and its employees and customers to our group and am confident that they feel the same." Mr. Carr added, "We are very excited about the expanded capabilities to serve our customers' needs that will result from our affiliation with MainSource Financial Group. The affiliation will be good for our customers, employees and shareholders."

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the NASDAQ Stock Market (trading symbol: MSFG) and is a community-focused, multi-bank, financial services oriented holding company with assets of approximately $1.4 billion. Through its four banking subsidiaries, First Community Bank and Trust, Bargersville, Indiana; MainSource Bank, Greensburg, Indiana; Regional Bank, New Albany, Indiana; and Capstone Bank, Watseka, Illinois, it operates 51 offices in 21 Indiana counties and seven offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates five offices in Indiana as well as one in Owensboro, Kentucky.

David A. Noyes & Co initiated this transaction and is acting as advisor to Peoples Financial Corp.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios, the timing of the closing of the transaction, the timing and success of integration efforts once the transaction is complete, MainSource's expectations or ability to realize success with the affiliation with Peoples Financial Corp, the impact of this transaction, if successful, on MainSource's business.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.

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 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240